UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

FIGS, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2024, the Board of Directors (the “Board”) of FIGS, Inc. (the “Company”) appointed Sarah Oughtred to serve as the Company’s Chief Financial Officer, effective as of August 9, 2024 (the “Effective Date”), succeeding Kevin Fosty, who has been serving in the role on an interim basis while the Company engaged in a search process for a permanent Chief Financial Officer. In order to facilitate a smooth transition, Ms. Oughtred is expected to commence employment on July 29, 2024 (the “Start Date”), and to assume the roles of Chief Financial Officer, principal financial officer and principal accounting officer on the Effective Date. Mr. Fosty will remain serving as Interim Chief Financial Officer, principal financial officer and principal accounting officer until the Effective Date and will thereafter continue with the Company in his previous role of VP, Controller.

Ms. Oughtred, age 42, has served in roles of increasing responsibility within the finance department at Lululemon Athletica Inc., a multinational athletic apparel retailer, since 2007, most recently serving as SVP, FP&A from August 2021 to June 2024, and as VP, FP&A from October 2018 to August 2021. In her latest role at Lululemon, Ms. Oughtred led a global team of over 100 finance team members, served as a key partner to the senior executive team, drove the financial component of strategic and operational planning and led the company's annual and quarterly financial planning and earnings processes. Before Lululemon, Ms. Oughtred spent three years at PricewaterhouseCoopers LLP in the audit and assurance practice. Ms. Oughtred holds a Bachelor’s of Commerce from the University of Victoria, a Master’s of Professional Accounting from the University of Saskatchewan and a Chartered Professional Accountant designation in Canada.

In connection with Ms. Oughtred’s appointment as Chief Financial Officer, FIGS Canada, Inc., a wholly owned subsidiary of the Company, has entered into an Employment Agreement with Ms. Oughtred (the “Employment Agreement”), effective as of July 29, 2024, pursuant to which Ms. Oughtred will receive an annual base salary of $500,000 (the “Base Salary”) and an annual target bonus opportunity of $300,000. The payment of any earned annual bonus will be subject to her continued employment through the bonus payment date and be pro-rated for the year ending December 31, 2024.

Pursuant to the Employment Agreement and subject to her continued service through August 12, 2024 (the “Grant Date”), the Compensation Committee of the Board approved the grant of restricted stock units to Ms. Oughtred under the Company’s 2021 Equity Incentive Award Plan (the “Plan”), effective on the Grant Date, with a value equal to $4,000,000 (the “RSU Award”). The RSU Award will vest quarterly over four years, subject to Ms. Oughtred’s continued service through the applicable vesting date. Ms. Oughtred will also be eligible to participate in the Company’s annual equity award program under the Plan, with a target annual grant amount to be determined by the Board (or a committee thereof) in its sole discretion by reference to the 50th percentile of annual equity-based awards granted to chief financial officers in the Company’s executive compensation peer group.

Ms. Oughtred’s employment with us may be terminated by her or by us at any time, with or without cause, subject to mandatory notice periods. Pursuant to the Employment Agreement, if Ms. Oughtred’s employment is terminated by the Company without “cause” or by her for “good reason” (each, as defined in the Employment Agreement), in either case, prior to the one-year anniversary of the Start Date, then Ms. Oughtred is entitled to receive continued payments of her Base Salary for six months following the date of termination. If Ms. Oughtred’s employment is terminated by the Company without “cause” or by her for “good reason,” in either case, after the one-year anniversary of the Start Date, then Ms. Oughtred is entitled to receive continued payments of her Base Salary for twelve months following the date of termination. If Ms. Oughtred’s employment is terminated by the Company without “cause” or by her for “good reason,” in either case, within 12 months following a “change in control” of the Company (as defined in the Plan), then 100% of the then-unvested shares subject to RSU Award will vest in full. These severance payments that exceed her statutory entitlements are subject to Ms. Oughtred’s timely execution and non-revocation of a release of claims in the Company’s favor and her continued compliance with the non-competition, non-solicitation and other restrictive covenants in the Employment Agreement.

The foregoing description of the principal terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed with our quarterly report on Form 10-Q for the quarter ending June 30, 2024.

Item 7.01 Regulation FD Disclosure.

On June 12, 2024, the Company issued a press release (the “Press Release”) regarding the Chief Financial Officer appointment discussed above. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press Release of the Company, dated June 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This exhibit related to Item 7.01 shall be deemed to be furnished, and not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.
Date:	June 12, 2024	By:	/s/ Catherine Spear
		Name:	Catherine Spear
		Title:	Chief Executive Officer and Director